SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 16, 2014

MERRILL LYNCH DEPOSITOR, INC.

(on behalf of PPLUS TRUST SERIES GSC-4)

(Exact name of registrant as specified in its charter)

Delaware	001-32838	13-3891329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

One Bryant Park, 4th FL Structured Credit Trading New York, New York (Address of principal executive offices)		10036 (Zip Code)

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Registrant’s telephone number, including area code: (646) 855-6745

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

On April 16, 2014 The Bank of New York Mellon, as Trustee for the PPLUS Trust Series GSC-4 Trust (the “Trust”), issued two press releases regarding the receipt of a notice of intended exercise on May 16, 2014 (the “Exercise Date”), of the outstanding Warrants representing the right to acquire (a) 1,080,000 of the Class A Trust Certificates at an exercise price equal to $25 for each security being exercised plus accrued and unpaid interest up to, but excluding the Exercise Date and (b) 1,080,000 of the Class B Trust Certificates at an exercise price equal to the sum of the present values, discounted at a rate of 6% per annum, of the unpaid distributions due, or to become due, in respect of the distributions to be made to the Class B Certificateholders by the Trust on or after the Exercise Date. A copy of each of the press releases is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 16, 2014

MERRILL LYNCH DEPOSITOR, INC.

By: /s/ John Marciano

Name: John Marciano

Title: Vice President

EXHIBIT INDEX

Exhibit 99.1 Two Press Releases, dated April 16, 2014